EXHIBIT 99.1

                  LANXIDE FILES CHAPTER 7 BANKRUPTCY PETITION

 NEWARK, DELAWARE.  January 15, 1999   Lanxide Corporation (OTC Bulletin
 Board: LNXI) announced that it has filed a petition under Chapter 7 of the U.S. Bankruptcy Code with U.S. Bankruptcy Court for the District of Delaware. On January 6, the Company was forced to lay-off its employees and cease operations due to a lack of sufficient funds to operate. The Company elected to file voluntarily so as to preserve the value of its estate for its creditors and shareholders. There are approximately 19 corporations currently using Lanxide's technology pursuant to license agreements.

 Prior to filing bankruptcy, the Company filed its Form 10-K Report for the fiscal year ended September 30, 1998. As of that date, the Company had assets of $2.5 Million and liabilities of $12.1 million.

 A bankruptcy trustee has not yet been appointed in the bankruptcy case. Bankruptcy counsel is The Bayard Firm in Wilmington, Delaware. Attorney Scott Cousins is handling the case for the Company and can be reached at
 (302) 655-5000.